EXHIBIT 10.4

REVOLVING CREDIT NOTE

$10,000,000	March 6, 2007
Ridgefield, Connecticut

FOR VALUE RECEIVED, COMPLETE TOWER SOURCES, INC., a Louisiana corporation (the “Borrower”), HEREBY PROMISES TO PAY to the order of NEW STREAM COMMERCIAL FINANCE, LLC, a Delaware limited liability company (“Lender”), as Lender under the Loan Agreement (as hereinafter defined), at Lender’s chief executive office at 38C Grove Street, Ridgefield, Connecticut 06877, or at such other place as Lender may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of TEN MILLION DOLLARS AND NO CENTS ($10,000,000) or, if less, the aggregate unpaid amount of all Revolving Credit Advances made to the Borrower under the Loan Agreement.  All capitalized terms used but not otherwise defined herein have the meanings given to them in the Loan Agreement or in Annex A thereto.

This Revolving Note (a) is the Revolving Credit Note issued pursuant to that certain Loan and Security Agreement dated as of the date hereof by and among Borrower, Lender and the other Persons signatory thereto from time to time as Credit Parties (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Loan Agreement”), and (b) is entitled to the benefit and security of the Loan Agreement and all of the other Loan Documents referred to therein.  Reference is hereby made to the Loan Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid.  The date and amount of each Revolving Credit Advance made by Lender to Borrower, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Lender on its books; provided that the failure of Lender to make any such recordation shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Loan Agreement or this Revolving Note in respect of the Revolving Credit Advances made by Lender to the Borrower.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Loan Agreement, the terms of which are hereby incorporated herein by reference.  Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Loan Agreement.

If any payment on this Revolving Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this Revolving Note may, as provided in the Loan Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this Revolving Note.  Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

Except as provided in the Loan Agreement, this Revolving Note may not be assigned by Lender to any Person.

THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CONNECTICUT APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

COMPLETE TOWER SOURCES, INC.

By:	/s/ Carroll Castille
Name: Carroll Castille
Title: President